Exhibit 99.1

Select-TV Solutions (USA), Inc.

Consolidated Financial Statements

For the years ended April 30, 2014 and 2013

Select-TV Solutions (USA), Inc.

Consolidated Financial Statements

For the years ended April 30, 2014 and 2013

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2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Select-TV Solutions (USA), INC.

We have audited the accompanying balance sheet of Select-TV Solutions (USA), INC. as of April 30, 2014 and 2013, and the related statement of operations, stockholders’ deficiency, and cash flows for the years ended April 30, 2014 and 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Select-TV Solutions (USA), INC. as of April 30, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

December 12, 2014

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Select-TV Solutions (USA), Inc.

Consolidated Balance Sheets

	April 30,
	2014	2013
ASSETS
Current assets:
Cash	$342	$26
Accounts receivable	2,864	1,086
Other receivables	56,293	58,141
Advances to shareholders	–	41,100
Prepaid expenses	–	3,066
Inventory	161,450	37,916
Total current assets	220,949	141,335

Equipment, net	27,711	42,843

Licenses, net	96,433	149,033

Total assets	$345,093	$333,211

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$173,486	$233,146
Accrued liabilities	11,183	3,836
Loan payable - related parties	–	20,000
Loans payable - third parties	136,335	73,598
Total current liabilities	321,004	330,580

Other liabilities:
Due to Select-TV Solutions, Inc.	346,050	–

Total liabilities	667,054	330,580

Stockholders' deficit:
Common stock, $.001 par value, unlimited shares authorized,39,742,754 and 30,936,454 shares issued and outstanding at April 30, 2014 and 2013, respectively	39,743	30,936
Additional paid-in capital	2,221,970	1,744,322
Accumulated other comprehensive gain	5,600	4,138
Accumulated deficit	(2,589,274)	(1,776,765)
Total stockholders' equity (deficit)	(321,961)	2,631

Total liabilities and stockholders' equity (deficit)	$345,093	$333,211

See accompanying notes to consolidated financial statements.

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Select-TV Solutions (USA), Inc.

Consolidated Statements of Operations

	For the Year Ended April 30,
	2014	2013

Revenue	$8,914	$960

Operating expenses:
Advertising and promotions	70,841	116,518
Professional fees	642,670	119,300
Travel and entertainment	105	27,890
Office expenses	21,221	47,183
General	9,304	16,114
Depreciation and amortization	64,353	65,401
Total operating expenses	808,494	392,406

Loss from operations	(799,580)	(391,446)

Other income (expense):
Exchange loss	(998)	(573)
Loss on disposal of assets	(718)	–
Loss on conversion of debt	(3,532)	(7,286)
Interest expense	(7,681)	(16,336)
Total other income (expense)	(12,929)	(24,195)

Loss before income taxes	(812,509)	(415,641)

Provision for income taxes	–	–
Net loss	$(812,509)	$(415,641)

Net loss per share - basic and diluted	$(0.02)	$(0.01)

Weighted average number of shares outstanding - Basic and Diluted	34,716,182	30,464,297

Net loss	$(812,509)	$(415,641)

Foreign currency translation gain (loss)	1,462	703

Total comprehensive loss	$(811,047)	$(414,938)

See accompanying notes to consolidated financial statements.

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Select-TV Solutions (USA), Inc.

Consolidated Statements of Cash Flows

	For the Year Ended April 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(812,509)	$(415,641)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	64,353	65,401
Loss on disposal of assets	718	–
Loss on conversion of debt	3,532	7,286
Stock issued for services	445,500	–
Warrant expense	2,108	–
Warrants issued as interest expense	–	1,713
Note payable issued for professional services	136,335	–
Expenditures paid by Select-TV Solutions, Inc.	346,050	–
Changes in operating assets and liabilities:
Accounts receivable	(1,778)	(1,086)
Other receivables	1,848	(29,186)
Prepaid expenses	3,066	1,934
Inventory	(123,534)	(37,916)
Accounts payable	(59,660)	226,580
Accrued liabilities	12,162	(2,551)
Net cash provided by (used in) operating activities	18,191	(183,466)

Cash flows from investing activities:
Advances to shareholders, net	41,100	(12,318)
Net cash provided by (used in) investing activities	41,100	(12,318)

Cash flows from financing activities:
Proceeds from issuance of loans payable	10,500	173,598
Payments on loans payable	(68,168)	–
Proceeds from issuance of loans payable - related party	–	20,000
Net cash provided by (used in) financing activities	(57,668)	193,598

Effect of exchange rates on cash	(1,307)	1,902

Net increase (decrease) in cash	316	(284)

Cash and cash equivalents at beginning of year	26	310
Cash and cash equivalents at end of year	$342	$26
Continued

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Select-TV Solutions (USA), Inc.

Consolidated Statements of Cash Flows (Continued)

	For the Year Ended April 30,
	2014	2013
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,416	$12,000
Cash paid for taxes	$–	$–

Non-cash investing and financing activities:
706,300 common shares issued in conversion of loans payable:
Loan payable - related parties	$(20,000)	$–
Loans payable - third parties	$(10,500)	$–
Accrued liabilities	$(4,815)	$–
Common stock	$707	$–
Additional paid in capital	$34,608	$–

739,645 common shares issued in conversion of loan payable:
Loans payable - third parties	$–	$(100,000)
Common stock	$–	$739
Additional paid in capital	$–	$99,261

See accompanying notes to financial statements.

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Select-TV Solutions (USA), Inc.

Consolidated Statement of Stockholders' Equity (Deficit)

For the years ended April 30, 2013 and 2014

					Deficit
				Accumulated	accumulated
			Additional	other	during the	Total
	Common stock		paid-in	comprehensive	Accumulated	stockholders'
	Shares	Amount	capital	gain	deficit	equity (deficit)
Balance, April 30, 2012	30,196,809	30,197	1,636,062	3,435	(1,361,124)	308,570
Shares issued in conversion of loan payable	739,645	740	103,994	–	–	104,734
Warrants issued as consideration of loan	–	–	1,713	–	–	1,713
Warrants issued in connection with loan conversion	–	–	2,552	–	–	2,552
Translation gain	–	–	–	703	–	703
Net loss for the year	–	–	–	–	(415,641)	(415,641)
Balance, April 30, 2013	30,936,454	30,937	1,744,321	4,138	(1,776,765)	2,631
Shares issued for services	8,100,000	8,100	437,400	–	–	445,500
Shares issued in conversion of loans payable	706,300	706	38,141	–	–	38,847
Warrants issued pursuant to termination agreement	–	–	2,108	–	–	2,108
Translation gain	–	–	–	1,462	–	1,462
Net loss for the year	–	–	–	–	(812,509)	(812,509)
Balance, April 30, 2014	39,742,754	$39,743	$2,221,970	$5,600	$(2,589,274)	$(321,961)

See accompanying notes to consolidated financial statements.

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Select-TV Solutions (USA), Inc.

Notes to Financial Statements

April 30, 2014

Note 1 – Nature of Business, Presentation and Going Concern

Organization

Select-TV Solutions (USA), Inc. (the "Company", “STVU”) was incorporated in Florida on July 15, 2010 under the name of Oriana Technologies, Inc. On June 20, 2014, the Company changed its name to Select-TV Solutions (USA), Inc. The Company provides multimedia solutions for the hospitality industry in North America under a license agreement. The technology for which the Company has the license to deliver interactive entertainment systems to the end-user is comprised of hardware and software technology.

On February 7, 2011, the Company organized Oriana Technologies Canada Inc. (“OTC”), a Canadian corporation, as a wholly-owned subsidiary. OTC is the operational company providing the entertainment services and content to the end-users.

On November 18, 2012, the Company organized Select-TV (Canada), Inc. (“STVC”), a Canadian corporation, as a wholly-owned subsidiary. To date, there have been no operations in STVC.

On July 18, 2014, the Company entered into a Merger Agreement with Select-TV Solutions, Inc. (“STV”), a Nevada corporation. Pursuant to the terms of the Agreement, STV agreed to issue 1.25 shares for each share of STVU, or 49,678,443, and an additional 6,000,000 shares pursuant to a Convertible Promissory Note, maturing December 31, 2014, for a principal amount of CAD 150,000 issued by STVU, for a total of 55,678,443 shares. As a result of the merger, the Company will merge into the operations of STV. The Closing of the transaction was effective on the close of business July 31, 2014.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred net losses of $812,509 and $415,641 for the years ended April 30, 2014 and 2013, respectively, and has incurred cumulative losses since inception of $2,589,274.   These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its abilities to generate revenues, to continue to raise investment capital, and develop and implement its business plan.  No assurance can be given that the Company will be successful in these efforts.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.  No assurance can be given that the Company will be successful in these efforts.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates in the accompanying consolidated financial statements include the depreciable lives of property and equipment and the valuation allowance on deferred tax assets.

Principles of Consolidation

The consolidated financial statements include the accounts of Select-TV (USA), Inc. and its wholly-owned subsidiaries, Oriana Technologies Canada Inc. and Select-TV Solutions (Canada), Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

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Note 2 – Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At April 30, 2014 and 2013, respectively, the Company had no cash equivalents.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) ASC Topic 825 "Financial Instruments" codified Statement of Financial Accounting Standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate the carrying values of such amounts.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Revenue Recognition

Revenue is recognized upon delivery when the following conditions are met:

•         The Company has transferred the significant risks and rewards of ownership to the buyer;

•         The amount of revenue can be measured reliably;

•         It is probable that the economic benefits associated with the transaction will flow to the Company;

•         And collection is assured.

These conditions occur when the goods or services have been delivered to the contractually agreed location of the customer.

Stock Based Compensation

The Company accounts for Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees. Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options or warrants issued to non-employees are recorded in expense and additional paid-in capital in stockholders' equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options or warrants at the end of each period.

The Company issues stock to consultants for various services. The costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The Company recognized consulting expense and a corresponding increase to additional paid-in-capital related to stock issued for services.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

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Note 2 – Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

The FASB has issued ASC 740 “Income Taxes”. ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by ASC 740 and concluded that the tax position of the Company has not met the more-likely-than-not threshold as of April 30, 2014.

Other Receivables

Other receivables consist of sales taxes paid on purchases, net of sales taxes collected on revenues.

Inventory

Inventories consist of hardware components used in the provision of interactive media solutions to customers. Inventories are stated at the lower of cost or market (“LCM”). The Company uses the first-in-first-out method of valuing inventory.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Depreciation was calculated using a 30% declining balance method for computer hardware and a 10% declining balance method for equipment over the estimated useful lives of the respective assets.

Intangible Assets

Intangible assets, consisting of license rights, are stated at cost less accumulates amortization. Amortization was calculated using a straight line method over their useful lives of five years.

Impairment or Disposal of Long-Lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.  The Company did not recognize any impairment losses for the years ended April 30, 2014 and 2013.

Comprehensive Income

The Company adopted ASC 220, Comprehensive Income which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income is comprised of translation gains for the years ended April 30, 2014 and 2013.

Foreign Currency

Items included in the consolidated financial statements are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). These consolidated financial statements are presented in United States Dollars. Translation gains and losses are included in Accumulated Other Comprehensive Gain in the consolidated balance sheets.

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Note 2 – Summary of Significant Accounting Policies (Continued)

Earnings (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC Topic 260, “Earnings Per Share", which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.  As of April 30, 2014 and 2013, respectively, there were no common share equivalents outstanding which would be deemed as dilutive.

Note 3 – Recent Accounting Pronouncements

In June 2014 the FASB issued Accounting Standards Update (“ASU”) 2014-10, “Development Stage Entities (Topic 915)”, which provides guidance on the elimination of the concept of a development stage entity. The incremental reporting requirements for presenting the development stage operations and cash flows since inception will no longer apply to development stage entities. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 are to be applied retrospectively and are effective for fiscal years beginning after December 15, 2014. The Company has elected early adoption of this guidance effective with the filing of this annual report.

In February 2013, the FASB issued ASU 2013-04,”Liabilities (Topic 405)”, which provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. ASU 2013-04 is effective for fiscal years beginning after December 15, 2013. We do not believe the adoption of ASU 2013-04 will have a material effect on the Company’s consolidated financial statements.

In February 2013, the FASB issued ASU 2013-02, “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” ASU 2013-02 requires disclosure of the amounts reclassified out of each component of accumulated other comprehensive income and into net earnings during the reporting period and is effective for reporting periods beginning after December 15, 2013. We do not believe the adoption of ASU 2013−02 will have a material impact on the measurement of net earnings or other comprehensive income.

In December 2011, the FASB issued ASU 2011-11, “Disclosures about Offsetting Assets and Liabilities” and in January 2013, the FASB issued ASU 2013-01, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities”. ASU 2011-11, as clarified, enhances disclosures surrounding offsetting (netting) assets and liabilities. The clarified standard applies to derivatives, repurchase agreements and securities lending transactions and requires companies to disclose gross and net information about financial instruments and derivatives eligible for offset and to disclose financial instruments and derivatives subject to master netting arrangements in consolidated financial statements. The clarified standard did not have a material effect on our financial position or results of operations.

In October 2013, the FASB issued ASU 2013-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2013-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2013. The adoption of ASU 2013-04 did not have a material impact on our financial position or results of operations.

Management does not believe any recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the Company’s present or future consolidated financial statements.

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Note 4 – Equipment, net

Equipment, net, consisted of the following at April 30, 2014 and 2013:

	April 30,
	2014	2013
Computer equipment	$–	$2,877
Equipment	54,234	58,554
Accumulated depreciation	(26,523)	(18,588)
Equipment, net	$27,711	$42,843

Depreciation expense was $11,753 and $12,801 for the years ended April 30, 2014 and 2013, respectively. In April 2014, the computer equipment was disposed of at a loss of $718.

Note 5 – Licenses, net

Licenses consist of a license agreement signed with the holder of the intellectual property relating to the interactive entertainment system and comprising hardware and software technology. That technology is used by the Company to provide multimedia solutions to the hospitality industry. The agreement is effective December 17, 2010, covers a period of five years, and is automatically renewable for successive periods of five years unless wither party decides not to renew.

Under the agreement, the Company has exclusive rights to market and sell its products in North America, South America, Central America, and the Caribbean. The agreement also includes minimum sales volume to be reached and allows both parties to terminate the exclusivity clauses of the agreement if the targets are not achieved.

On October 22, 2012, the Company and the owner of the license rights signed a new license agreement replacing the original agreement place. In the new agreement, the following terms have changed:

-	The contract is for a five year term starting October 1, 2012 with automatic renewable terms of five years and can only be terminated if a party to the agreement is in default of its obligations.
-	Minimum sales targets have been lowered compared to the original agreement.
-	Failure to achieve the minimum sales targets constitute a default that can lead to the termination of the agreement or, at the discretion of the licensor, to the downgrade of the territorial rights from the exclusive to non-exclusive.

Licenses, net, consisted of the following at April 30, 2014 and 2013:

	April 30,
	2014	2013
License	$263,000	$263,000
Accumulated amortization	(166,567)	(113,967)
Licenses, net	$96,433	$149,033

Amortization expense was $52,600 and $52,600 for the years ended April 30, 2014 and 2013, respectively.

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Note 6 – Related Parties

As of April 30, 2012, the Company had advanced an aggregate of $28,782 to two shareholders. During the year ended April 30, 2013, the $28,782 was expensed as management fees and the Company advances an additional $41,100 to a total of $41,100 to three shareholders resulting in an advances outstanding of $41,100 at April 30, 2013. During the year ended April 30, 2014, the $41,100 was expensed as management fees. There were no advances to shareholders outstanding at April 30, 2014.

On October 25, 2012, PVG, LLC, of which a shareholder of the Company is the managing member, loaned $20,000 to the Company. The loan was due January 25, 2013 bearing interest at 18% per annum. On January 25, 2013, the loan was extended by the lender to June 1, 2013. On December 8, 2013, the loan, including accrued interest of $4,030, was converted into 480,600 shares of the Company’s common stock at a total value of $26,433, resulting in a loss on the conversion of $2,403.

During the year ended April 30, 2014, the Company received advances totaling $346,050 from STV for working capital purposes. The loan is unsecured, non-interest bearing and due on demand.

Note 7 – Loans Payable

Loans payable consisted of the following at April 30, 2014 and 2013:

	April 30,
	2014	2013
Vector Resources Inc. Note 1	$–	$24,533
Vector Resources Inc. Note 2		$49,065
Vector Resources Inc. Note 3	136,335	–
Loans payable	$136,335	$73,598

On June 4, 2012, the Company entered into a loan agreement with Allin Investments LLC for $100,000, bearing interest at 24% per annum and due on June 4, 2013. As consideration for the loan, the Company also granted purchase warrants for 250,000 shares of the Company’s common stock at an exercise price of $0.20 per share, exercisable for a period of two years. Fair value of the warrants was $0.0069 per warrant, or a total of $1,713 and was accounted for as a discount to the loan. During the year ended April 30, 2013, the loan was converted to 739,645 shares of the Company’s common stock at a total value of $104,734, resulting in a loss on the conversion of $4,734. $12,000 if interest was paid to Allin on the loan and the discount of $1,713 was accreted as interest expense.

On February 18, 2013, the Company entered into a promissory note with Vector Resources Inc. for $24,533 (CAD 25,000), bearing interest at 10% per annum and due on June 30, 2014. The loan, including accrued interest of $1,907 was repaid during the year ended April 30, 2014.

On February 18, 2013, the Company entered into a promissory note with Vector Resources Inc. for $49,065 (CAD 50,000) and bearing interest at 10% per annum. The note was due in two installments, CAD 25,000 due on August 1, 2013 and CAD 25,000 due on August 1, 2014. The loan, including accrued interest of $3,813 was repaid during the year ended April 30, 2014.

On July 8, 2013, the Company entered into a loan agreement with David Cleave for $10,500, bearing interest at 18% per annum and due upon the Company entering into a defined qualifying transaction with Vector Resources Inc., or 90 days following the cancellation of such transaction. During the year ended April 30, 2014, the loan, including $785 of accrued interest, was converted into 225,700 shares of the Company’s common stock at a total value of $12,414, resulting in a loss on the conversion of $1,129.

On November 12, 2012, the Company and Vector Resources Inc. (“Vector”) had entered into a Letter of Intent to which the parties had agreed to a TSX-Venture Qualifying Transaction process within the meaning of the policies of the TSX Venture Exchange. The Company subsequently decided not to enter into such Qualifying Transaction and on August 30, 2013 entered into a Termination and Forbearance Agreement with Vector terminating the Letter of Intent. As consideration for the Termination and Forbearance Agreement, the Company issued a $136,335 (CAD 150,000) non-interest bearing promissory note payable to Vector, due December 31, 2014. The $136,335 was charged to operations during the year ended April 30, 2014 and is included in professional fees in the consolidated statement of operations.

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Note 8 – Stockholders’ Equity (Deficit)

Common Stock

The Company has authorized an unlimited amount of shares of Common Stock, $0.001 par value.  As of April 30, 2014 and 2013, respectively, the Company had 39,742,754 and 30,936,454 shares of Common Stock issued and outstanding.

During the year ended April 30, 2013, the Company issued 739,645 shares of common stock in conversion of a loan payable of $100,000.

During the year ended April 30, 2014, the Company issued 706,300 shares of common stock in conversion of loans payable of $35,315.

During the year ended April 30, 2014, the Company issued 8,100,000 shares of common stock to various individuals for services at a fair value per share of $0.055 based on the average price of shares sold to investors for a total of $445,500.

Warrants

The following table summarizes warrant transactions for the years ended April 30, 2013 and 2014:

			Weighted
		Weighted	average
		average	remaining	Aggregate
	Number	exercise	contractual	intrinsic
	of warrants	price	term (years)	value

Outstanding at April 30, 2012	472,222	$0.25		$–

Granted in 2013	619,823	$0.23

Outstanding at April 30, 2013	1,092,045	$0.24		$–

Granted in 2014	305,555	$0.20

Outstanding at April 30, 2014	1,397,600	$0.23	1.20	$–

Exercisable at April 30, 2014	1,397,600	$0.23	1.20	$–

Weighted Average Grant Date Fair Value		$0.02

On April 3, 2012, the Company issued warrants to purchase a total of 472,222 shares of the Company’s common stock to consultants for business development services. These warrants have contractual lives of five years and were valued at a grant date fair value of $0.0424 per warrant based on the fair value of the services rendered by the consultants.

On June 6, 2012, the Company issued warrants to purchase a total of 250,000 shares of the Company’s common stock as consideration for the granting of a loan payable to Allin Investments LLC (see Note 7 – Loans Payable). These warrants have contractual lives of two years and were valued at a grant date fair value of $0.0069 per warrant determined by fair valuing the loan (based on the assumption that an interest premium of 3% was paid due to issuance of warrants) with the residual allocated to the warrants.

On December 19, 2012, the Company issued warrants to purchase a total of 369,823 shares of the Company’s common stock as consideration for the conversion of a loan payable to Allin Investments LLC (see Note 7 – Loans Payable). These warrants have contractual lives of two years and were valued at a grant date fair value of $0.0069 per warrant as determined by the fair value of the original warrants issued in connection with the loan.

On November 19, 2013, the Company issued warrants to purchase a total of 305,555 shares of the Company’s common stock as additional consideration for the granting of the loan payable to Allin Investments LLC (see Note 7 – Loans Payable). These warrants have contractual lives equal to that of the original warrants were valued at a grant date fair value of $0.0069 per warrant as determined by the fair value of the original warrants issued in connection with the loan.

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Note 9 – Income Taxes

No provision was made for income taxes for the period from July 15, 2010 (Inception) to April 30, 2014 as the Company had cumulative operating losses. For the years ended April 30, 2014 and 2013, the Company realized net losses for tax purposes of $812,509 and $415,641, respectively.

The income tax expense (benefit) differs from the amount computed by applying the United States Statutory corporate income tax rate as follows:

	For the Year Ended April 30,
	2014	2013

United States statutory corporate income tax rate	34.0%	34.0%
Change in valuation allowance on deferred tax assets	-34.0%	-34.0%

Provision for income tax	–%	–%

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are approximately as follows:

	April 30,
	2014	2013
Deferred income tax assets:
Net operating loss carry forwards	$880,350	$604,100
Valuation allowance	(880,350)	(604,100)
Net deferred income tax assets	$–	$–

The Company has established a full valuation allowance on our deferred tax asset because of a lack of sufficient positive evidence to support its realization.  The valuation allowance increased by $276,250 and $141,300 for the years ended April 30, 2014 and 2013, respectively.

No provision for income taxes has been provided in these consolidated financial statements due to the net loss for the years ended April 30, 2014 and 2013. At April 30, 2014, the Company has net operating loss carry forwards of approximately $2,589,300, which expire commencing 2030. The potential tax benefit of these losses may be limited due to certain change in ownership provisions under Section 382 of the Internal Revenue Code (“IRS”) and similar state provisions.

IRS Section 382 places limitations (the “Section 382 Limitation”) on the amount of taxable income which can be offset by net operating loss carry forwards after a change in control (generally greater than 50% change in ownership) of a loss corporation. Generally, after a change in control, a loss corporation cannot deduct operating loss carry forwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the net operating loss and tax credit carry forwards may be subject to an annual limitation regarding their utilization against taxable income in future periods. The Company has not concluded its analysis of Section 382 through April 30, 2014, but believes the provisions will not limit the availability of losses to offset future income.

The Company is subject to income taxes in the U.S. federal jurisdiction and the state of Florida. The tax regulations within each jurisdiction are subject to interpretation of related tax laws and regulations and require significant judgment to apply.  As of April 30, 2014, tax years 2011 through 2014 remain open for IRS audit. The Company has received no notice of audit from the IRS for any of the open tax years.

Note 10 – Subsequent Events

On May 1, 2014, the Company entered into a Hotel Deployment Partnership Agreement with an Hotel Association (“HA”) whereby HA is to provide the Company with up to 1,000 hotel customers through three distinct phases. The agreement has an initial term of seven years and renews annually for each subsequent year unless terminated as permitted in the agreement.

The three Phases are as follows:

Phase 1 – Includes a commitment by HA for contracting of 100 hotels nationwide by December 31, 2014. Fees of $100,000 will be payable in installments of $50,000 due on May 15, 2014 and $50,000 due on July 31, 2014 for the Phase 2 implementation.

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Note 10 – Subsequent Events (Continued)

Phase 2 – Includes a commitment by HA for contracting an additional 150 hotels nationwide between January 1, 2015 and June 30, 2015. Fees of $150,000 will be payable in installments of $75,000 due on January 15, 2015 and $75,000 due on April 15, 2015 for the Phase 2 implementation.

Phase 3 – Includes a commitment by HAA for contracting an additional 750 hotels nationwide between July 1, 2015 and June 30, 2016. Fees of $750,000 will be payable in three equal quarterly installments of $250,000 each starting on July 1, 2015 for the Phase 3 implementation.

The fees paid under the agreement will be expensed pro-rata as each new hotel is contracted.

On July 18, 2014, the Company entered into a Merger Agreement with Select-TV Solutions, Inc. (“STV”), a Nevada corporation. Pursuant to the terms of the Agreement, STV shall issue 1.25 shares for each share of STVU, or 49,678,443, and an additional 6,000,000 shares pursuant to a Convertible Promissory Note, maturing December 31, 2014, for a principal amount of CAD 150,000 issued by STVU, for a total of 55,678,443 shares. As a result of the merger, the Company will merge into the operations of STV. The Closing of the transaction was effective on the close of business July 31, 2014.

The Company has evaluated subsequent events through the date the consolidated financial statements were issued and filed with Securities and Exchange Commission. The Company has determined that there are no other such events that warrant disclosure or recognition in the consolidated financial statements.

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